Prudential Short-Term
Global Income Fund, Inc.
(Short-Term Global Income Portfolio)

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Prospectus dated January 3, 1995


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Prudential  Short-Term  Global Income Fund, Inc. (the  Fund)--Short-Term  Global
Income Portfolio (the Portfolio), is one of two separate portfolios of an open-end management investment company. Only shares of the Short-Term Global Income Portfolio are offered by this means of this Prospectus. The Short-Term Global Income Portfolio's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Portfolio, which is not a money market fund, seeks to achieve its objective by investing primarily in a portfolio of investment grade debt securities having remaining maturities of not more than three years. The Portfolio will maintain an average weighted maturity of three years or less. The Portfolio seeks to maximize total return by investing in debt securities denominated in the U.S. dollar and a range of foreign currencies. The Portfolio is non-diversified and may invest more than 5% of its total assets in the securities of one or more issuers. Investment in a non-diversified portfolio involves greater risk than investment in a diversified portfolio. In addition, the Portfolio may invest up to 10% of its total assets in non-investment grade securities, which may entail additional risks. There can be no assurance that the Portfolio's investment objective will be achieved. See "How the Fund Invests-Investment Objective and Policies." The Fund's address is One Seaport Plaza, New York, New York 10292, and its telephone number is (800) 225-1852.


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This  Prospectus  sets forth  concisely the  information  about the Fund and the
Portfolio that a prospective investor should know before investing. Additional information about the Fund and the Portfolio has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated January 3, 1995, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above.


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Investors  are  advised  to  read  this  Prospectus  and  retain  it for  future reference.

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THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                FUND HIGHLIGHTS

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    The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.

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What is Prudential Short-Term Global Income Fund, Inc., Short-Term Global Income
Portfolio?

    Prudential Short-Term Global Income Fund, Inc., Short-Term Global Income Portfolio is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, non-diversified management investment company.

What is the Portfolio's Investment Objective?


    The Portfolio's investment objective is to maximize total return, the components of which are current income and capital appreciation. There can be no assurance that the Portfolio's objective will be achieved. See "How the Fund Invests-Investment Objectives and Policies" at page 7.


Risk Factors and Special Characteristics



    In seeking to achieve its investment objective, the Portfolio invests primarily in a portfolio of investment grade debt securities having remaining maturities of not more than three years. The Portfolio, which is not a money market fund, seeks to maximize total return by investing in debt securities denominated in the U.S. dollar and a range of foreign securities. See "How the Fund Invests-Investment Objectives and Policies" at page 7. Investing in securities of foreign companies and countries involves certain considerations and risks not typically associated with investing in U.S. Government Securities and securities of domestic companies. See "How the Fund Invests-Risk Factors on Foreign Investments" at page 9. In addition, the Portfolio may invest up to 10% of its total assets in securities rated below investment grade, but with a minimum rating of B, as determined by Moody's Investors Services, Inc. (Moody's), or Standard & Poor's Ratings Group (S&P) or by another nationally recognized statistical ratings organization, or if unrated, are deemed to be of equivalent quality by the Subadviser (defined below). Investment in non-investment (NRSRO) grade securities may entail additional risks to the Fund. Companies in which the Fund may invest may have limited product lines, markets or financial resources and may lack management depth. The securities of these companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general. See "How the Fund Invests-Risk Factors-Medium and Lower-Rated Securities" at page 9. The Portfolio may also engage in various hedging and income enhancement strategies, including investing in derivatives, the purchase and sale of put and call options and related short-term trading. See "How the Fund Invests-Other Investments and Investment Techniques-Hedging and Income Enhancement Strategies-Risks of Hedging and Income Enhancement
Strategies" at page 12. The amount of income available for distribution to shareholders will be affected by any foreign currency gains or losses generated by the Portfolio upon the disposition of debt securities denominated in a foreign currency and by certain hedging activities of the Portfolio. See "Taxes, Dividends and Distributions" at page 19.



Who Manages the Fund?


    Prudential Mutual Fund Management, Inc. (PMF or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of .55 of 1% of the Fund's average daily net assets. As of November 30, 1994, PMF served as manager or administrator to 68 investment companies, including 38 mutual funds, with aggregate assets of approximately $47 billion. The Prudential Investment Corporation (PIC or the Subadviser) furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PMF. See "How the Fund is Managed-Manager" at page 14.


Who  Distributes  the Portfolio's Shares?

    Prudential Mutual Fund Distributors, Inc. (PMFD) acts as the Distributor of the Portfolio's Class A shares. The Portfolio currently reimburses PMFD for expenses related to the distribution of Class A shares at an annual rate of up to .15 of 1% of the average daily net assets of the Class A shares.


    Prudential Securities Incorporated (Prudential Securities or PSI), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Portfolio's Class B and Class C shares and is paid an annual distribution and service fee which is currently being charged at the rate of .75 of 1% of the average daily net assets of each of the Class B and Class C shares. See "How the Fund is Managed-Distributor" at page 15.


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                                       2

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What is the Minimum Investment?


    The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for all classes. There is no minimum investment requirement for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan the minimum initial and subsequent investment is $50. See "Shareholder Guide-How to Buy Shares of the Fund" at page 21 and "Shareholder Guide-Shareholder Services" at page 29.

How Do I Purchase Shares?

    You may purchase shares of the Portfolio through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services, Inc. (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares) See "How the Fund Values Its Shares" at page 18 and "Shareholder Guide-How to Buy Shares of the Fund" at page 21.


What Are My Purchase Alternatives?

    The Portfolio offers three classes of shares:


    . Class A Shares:   Sold with an initial sales charge of up to 3% of the offering price.
    . Class B Shares:   Sold without an initial sales charge but are subject to a contingent deferred sales charge or
                        CDSC (declining from 3% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within four years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares
                        (which are subject to lower ongoing distribution-related expenses) approximately five years after purchase.
    . Class  C Shares:  Sold without an initial sales charge and for one year after purchase, are subject to a 1%
                        CDSC on redemptions. Like Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but do not convert to another class.


    See "Shareholder Guide-Alternative Purchase Plan" at page 22.



How Do I Sell My Shares?


    You may redeem your shares at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide-How to Sell Your Shares" at page 24.


How Are Dividends and Distributions Paid?


    The Portfolio expects to pay dividends of net investment income monthly and make distributions of any net capital gains at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Portfolio at NAV without a sales charge unless you request that they be paid to you in cash. The amount of income available for distribution to shareholders will be affected by any foreign currency gains or losses generated by the Portfolio upon the disposition of debt securities denominated in a foreign currency and by certain hedging activities of the Portfolio. See "Taxes, Dividends and Distributions" at page 19.


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                                       3

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             FUND EXPENSES-SHORT-TERM GLOBAL INCOME PORTFOLIO
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
                                              Class A Shares     Class B Shares               Class C Shares
                                              --------------     --------------               --------------
Shareholder Transaction Expenses\D
   Maximum Sales Load Imposed on Purchases
     (as a percentage of offering price) .....      3%               None                          None
   Maximum Sales Load or Deferred Sales Load
   Imposed on Reinvested Dividends ...........     None              None                          None
   Deferred Sales Load (as a percentage of
   original purchase price or redemption
   proceeds, whichever is lower) .............     None      3% during the first year,         1% on redemptions
                                                             decreasing by 1% annually        made within one year
                                                            to 1% in the third year and          of purchase
                                                             1% in the fourth year and
                                                                0% in the fifth year*
   Redemption Fees ...........................     None              None                          None
   Exchange Fees .............................     None              None                          None

Annual Portfolio Operating Expenses
  (as a percentage of average net assets)

                                             Class A Shares     Class B Shares               Class C Shares**
                                              --------------     --------------               --------------
   Management Fees ...........................     .55%              .55%                          .55%
   12b-1 Fees\D\D ............................     .15%              .75%                          .75%
   Other Expenses ............................     .47%              .47%                          .47%
                                                  ----              ----                          ----
   Total Portfolio Operating Expenses ........    1.17%             1.77%                         1.77%
                                                  ====              ====                          ====

Example                                                                        1 year   3 years   5 years   10 years
                                                                               ------   -------   -------   --------
You would pay the following expenses on a $1,000 investment, assuming
  (1) 5% annual return and (2) redemption at the end of each time period:

Class A .................................................................        $42      $66       $ 92      $ 168
Class B .................................................................        $48      $66       $ 96      $ 171
Class C** ..............................................................         $28      $56       $ 96      $ 208

You would pay the following expenses on the same investment, assuming no redemption:

Class A .................................................................        $42      $66       $ 92      $ 168
Class B .................................................................        $18      $56       $ 96      $ 185
Class C** ..............................................................         $18      $56       $ 96      $ 208

    The above example with respect to Class A and Class B shares is based on restated data for the Portfolio's fiscal year ended October 31, 1994. The above example with respect to Class C shares is based on expenses expected to have been incurred if Class C shares had been in existence during the entire fiscal year ended October 31, 1994. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

    The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Portfolio will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund is Managed." "Other Expenses" includes an estimate of operating expenses of the Portfolio, such as directors' and professional fees, registration fees, reports to shareholders and transfer agency and custodian fees (foreign and domestic).

--------------
       *Class B shares will automatically convert to Class A shares approximately five years after purchase. See "Shareholder
        Guide--Conversion Feature--Class B Shares."

      **Estimated based on expenses expected to have been incurred if Class C shares had been in existence during the entire fiscal year ended October 31, 1994.

     \D Pursuant to rules of the National Association of Securities Dealers,
        Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Portfolio may not exceed 6.25% of total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on the Portfolio rather than on a per shareholder basis. Therefore, long-term Class B and Class C shareholders of the Portfolio may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed-- Distributor."

   \D\D Although the Class A and Class C Distribution and Service Plans provide that the Portfolio may pay up to an annual rate of .30 of 1% of the average daily net assets of the Class A shares and up to 1% per annum of the average daily net assets of the Class C shares, the Distributor has agreed to limit its distribution expenses with respect to the Class A shares of the Portfolio to no more than .15 of 1% of the average daily net asset value of the Class A shares and to no more than .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending October 31, 1995. See "How the Fund is Managed--Distributor." Total operating expenses without such limitation would be 1.32% for the Class A shares and 2.02% for the Class B and Class C shares.

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                                     4

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                              FINANCIAL HIGHLIGHTS
        (for a share of common stock outstanding throughout each of the periods indicated)
                                (Class A Shares)


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     The following  financial  highlights have been audited by Deloitte & Touche
LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class A share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements.


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                       Short-Term Global Income Portfolio


                                                                   CLASS A
                                                      -------------------------------------
                                                            Year ended October 31,
                                                      -------------------------------------
                                                      1994     1993       1992      1991

PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of period ............   $  9.29  $  9.16   $   9.97   $  10.00

Income from investment operations
Net investment income ...........................       .70      .97        .96       1.03

Net realized and unrealized loss on investment
  and foreign currency transactions .............      (.86)    (.26)      (.95)      (.02)

Total from investment operations ................      (.16)     .71        .01       1.01

Less distributions

Dividends from net investment income ............        -      (.58)      (.82)     (1.03)

Tax return of capital distributions .............      (.57)      -          -          -

Distributions from net capital gains ............        -        -          -        (.01)

Total distributions .............................      (.57)    (.58)      (.82)     (1.04)

Net asset value, end of period ..................   $  8.56  $  9.29   $   9.16   $   9.97

TOTAL RETURN# ...................................     (1.89)%   7.96%     (0.07)%    10.41%

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000) .................   $28,841  $59,458   $101,358   $105,148

Average net assets (000) ........................   $38,000  $70,347   $119,171   $ 51,830

Ratios to average net assets:
Expenses, including distribution fees ...........      1.17%    1.02%      1.08%      1.01%

Expenses, excluding distribution fees ...........      1.02%     .87%       .93%       .86%

Net investment income ...........................      7.67%   10.81%      9.93%     10.23%

Portfolio turnover rate .........................       231%     307%       180%        66%

#Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions.

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                                       5

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                              FINANCIAL HIGHLIGHTS
           (for a share outstanding throughout the indicated periods)
                             (Class B and C Shares)


-------------------------------------------------------------------------------


     The following financial highlights have been audited by Deloitte & Touche LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class B and C shares of common stock outstanding, total return, ratios to average net assets and other supplemental data for the periods indicated. The information is based on data contained in the financial statements.


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                       Short-Term Global Income Portfolio



                                                          CLASS B                     CLASS C
                                             ------------------------------------   -----------
                                                                                     August 1,
                                                                                      1994\d
                                                    Year ended October 31,            through
                                             ------------------------------------   October 31,
                                             1994       1993     1992        1991      1994
                                             ----       ----     ----        ----      ----
PER SHARE OPERATING
  PERFORMANCE:
Net asset value, beginning of period .....  $  9.29   $  9.16   $   9.97   $  10.00   $  8.61

Income from investment operations
---------------------------------
Net investment income ....................      .62       .88        .88        .95       .14

Net realized and unrealized loss on invest-
ment and foreign currency transactions ...     (.86)     (.26)      (.95)      (.02)     (.06)

Total from investment operations .........     (.24)      .62       (.07)       .93       .08

Less distributions
------------------
Dividends from net investment income .....       -       (.49)      (.74)      (.95)       -

Tax return of capital distributions ......     (.49)       -          -          -       (.13)

Distributions from net capital gains .....       -         -          -        (.01)       -

Total distributions ......................     (.49)     (.49)      (.74)      (.96)     (.13)

Net asset value, end of period ...........  $  8.56   $  9.29   $   9.16   $   9.97  $   8.56

TOTAL RETURN# ............................    (2.62)%    7.00%     (0.86)%     9.51%     0.75%

RATIOS/SUPPLEMENTAL DATA:\d\d
Net assets, end of period (000) .......... $188,966  $375,013   $606,899   $669,086      $200@

Average net assets (000) ................. $281,143  $474,175   $814,734   $349,607      $199@

Ratios to average net assets:
Expenses, including distribution fees ....  1.97%      1.87%          1.93%    1.87%      .93%*

Expenses, excluding distribution fees ....  1.02%       .87%           .93%     .87%      .18%*

Net investment income ....................  6.82%      9.42%          9.05%    9.46%     7.02%*

Portfolio turnover rate ..................   232%       307%           180%      66%      232%

   * Annualized.

  \d Commencement of offering of Class C shares.

\d\d Because of the event referred to in \d and the timing of such, the ratios for the Class C shares are not necessarily comparable to that of Class A or B shares and are not necessarily indicative of future ratios.

   @ Figures are actual and not rounded to the nearest thousand.

   # Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.


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                                       6

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                              HOW THE FUND INVESTS

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INVESTMENT OBJECTIVES AND POLICIES


    The Portfolio's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Portfolio seeks to achieve its objective by investing primarily in a portfolio of investment grade debt securities having remaining maturities of not more than three years. The Portfolio may also invest up to 10% of its total assets in debt securities rated below investment grade, with a minimum rating of B, by either S&P or Moody's or by another NRSRO, or, if unrated, are deemed to be of equivalent quality by the investment adviser. See "Medium and Lower-Rated Securities." There is no assurance that the Portfolio will achieve its investment objective.

    The Portfolio's investment objective is a fundamental policy and cannot be changed without the approval of the holders of a majority of the Portfolio's outstanding voting securities as defined in the Investment Company Act of 1940 as amended (the Investment Company Act). Fund policies that are not fundamental may be modified by the Board of Directors.


    The Portfolio, which is not a money market fund, will maintain an average weighted maturity of three years or less and will invest at least 65% of its total assets in income-producing securities. The Portfolio seeks to maximize total return by investing in debt securities denominated in U.S. dollars and a range of foreign currencies. Under normal circumstances, the Portfolio will invest its assets in debt securities of issuers in at least three different countries including the United States. The Portfolio may also purchase and sell covered call and put options on certain of these securities, indices and currencies, as well as on futures contracts relating to such securities, indices and currencies.

    The Portfolio is managed in accordance with a multi-market investment strategy, allocating the Portfolio's investments among securities denominated in the U.S. dollar and the currencies of a number of foreign countries and, within each such country, among different types of debt securities. The investment adviser adjusts the Portfolio's exposure to each currency based on its perception of the most favorable markets and issuers. In this regard, the percentage of assets invested in securities of a particular country or denominated in a particular currency will vary in accordance with the investment adviser's assessment of the relative yield of such securities and the relationship of a country's currency to the U.S. dollar. The Portfolio may from time to time invest 25% or more of its total assets in securities of issuers in one or more countries depending upon the investment adviser's assessment. The investment adviser considers fundamental economic strength, credit quality and interest rate trends in determining whether to increase or decrease the emphasis placed upon a particular type of security or industry sector within the Portfolio's investment portfolio.

    Returns on short-term foreign currency denominated debt instruments can be adversely affected by changes in exchange rates. The Portfolio's investment adviser believes that the use of foreign currency hedging techniques, including "cross-currency hedges" may assist, under certain conditions, in helping to protect against declines in the U.S. dollar value of income available for distribution to shareholders and declines in the net asset value of the Portfolio's shares resulting from adverse changes in currency exchange rates. For example, the return available from securities denominated in a particular foreign currency would diminish in the event the value of the U.S. dollar increased against such currency. Such a decline could be partially or completely offset by an increase in value of a cross-currency hedge involving a forward exchange contract to sell a different foreign currency, where such contract is available on terms more advantageous to the Portfolio than a contract to sell the currency in which the position being hedged is denominated. Cross-currency hedges can, therefore, under certain conditions, provide protection of net asset value in the event of a general rise in the U.S. dollar against foreign currencies. However, there can be no assurance that the Fund will be able to engage in cross-currency hedging or that foreign exchange rate relationships will be sufficiently predictable to enable the investment adviser to successfully employ cross-currency hedging techniques. A cross-currency hedge cannot protect against exchange rates risks perfectly, and if the investment adviser is incorrect in its judgment of future exchange rate relationships, the Portfolio could be in a less advantageous position than if such a hedge had not been established.

    The Portfolio invests in debt securities denominated in the currencies of countries whose governments are considered stable by the Portfolio's investment adviser. In addition to the U.S. Dollar, such currencies include, among others, the Australian Dollar, Austrian Schilling, British Pound Sterling, Canadian Dollar, Dutch Guilder, European Currency Unit (ECU), French Franc, German Mark, Italian Lira, Japanese Yen, New Zealand Dollar, Spanish Peseta, Finnish Marka, Mexican Peso, Danish Kroner, Norwegian Kroner, Swedish Krona and Swiss Franc. An issuer of debt securities purchased by the Portfolio may be domiciled in a country other than the country in whose currency the instrument is denominated. The Portfolio may also invest in debt securities denominated in the currencies of certain "emerging market" nations, such as, but not limited to, the Czech Republic, Greece, South Korea, Hong Kong, Malaysia, Indonesia, Thailand, China, Israel, Chile, Colombia, Venezuela, Turkey and Argentina. Companies in these markets in which the Fund may invest may have limited product lines, markets or financial resources and may lack management depth. The securities of these companies may have limited marketability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

    The Portfolio will primarily invest in investment grade debt securities. Accordingly, the Portfolio's investments will consist of (i) debt securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities (U.S. Government securities), (ii) obligations issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, or by supranational entities, all of which are rated at least BBB by S&P or Baa by Moody's or by any other NRSRO, or if unrated, are determined by the Portfolio's investment adviser to be of equivalent rating using similar rating standards (investment grade), (iii) corporate debt securities rated at least investment grade by S&P or Moody's or by any other NRSRO, or if unrated, are determined by the Portfolio's investment adviser to be of equivalent rating using similar rating standards, (iv) certificates of deposit and bankers acceptances issued or guaranteed by, or time deposits maintained at, banks (including foreign branches of U.S. banks or U.S. or foreign branches of foreign banks having total assets of more than $500 million and determined by the investment adviser to be of investment grade using similar standards, (v) commercial paper rated A-1 by S&P, P-1 by Moody's, or if not rated, issued by U.S. or foreign companies having outstanding long term debt securities rated at least investment grade by S&P or Moody's or by any other NRSRO, or if unrated, are determined by the Portfolio's investment adviser to be of equivalent rating using similar rating standards; and (vi) loan participations having a remaining term not exceeding one year in loans extended by banks to such companies. The value of long term fixed income securities will fluctuate inversely with interest rates. See the description of securities ratings in the Appendix.


    The Portfolio may also invest up to 10% of its total assets in securities rated B or BB by S&P or B or Ba by Moody's or by any other NRSRO, or if unrated, are determined by the Portfolio's investment adviser to be of equivalent rating using similar rating standards. Investment in non-investment grade securities may entail additional risks to the Portfolio. See "Medium and Lower-Rated Securities".

    The Portfolio may invest without limitation in commercial paper and other instruments which are indexed to certain specific foreign currency exchange rates. The terms of such instruments provide that its principal amount is adjusted upwards or downwards (but not below zero) at maturity to reflect changes in the exchange rate between two currencies while the obligation is outstanding. The Portfolio will purchase such instruments with the currency in which it is denominated and, at maturity, will receive interest and principal payments thereon in that currency, but the amount of principal payable by the issuer at maturity will change in proportion to the change (if any) in the exchange rate between the two specified currencies between the date the instrument is issued and the date the instrument matures. The Portfolio will establish a segregated account with respect to its investments in this type of instrument and maintain in such account cash or liquid high quality debt securities having a value at least equal to the aggregate principal amount of outstanding instruments of this type. While such instruments entail the risk of loss of principal, the potential for realizing gains as a result of changes in foreign currency exchange rates enables the Portfolio to hedge (or cross-hedge) against a decline in the U.S. dollar value of investments denominated in foreign currencies while providing an attractive money market rate of return.

     The Portfolio may invest in debt securities issued by supranational organizations such as the World Bank, which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

    The Portfolio may invest in debt securities denominated in the ECU, which is a "basket" consisting of specified amounts of currencies of certain of the twelve member states of the European Community. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Community to reflect changes in relative values of the underlying currencies. The Portfolio's investment adviser does not believe that such adjustments will adversely affect holders of ECU-denominated obligations or the marketability of such securities. European supranationals, in particular, issue ECU-denominated obligations.

    The Portfolio is "non-diversified" so that the Portfolio may invest more than 5% of its total assets in the securities of one or more issuers. Investment in a non-diversified portfolio involves greater risk than investment in a diversified portfolio because a loss resulting from the default of a single issuer may represent a greater portion of the total assets of a non-diversified portfolio.

RISK FACTORS

    Risk Factors on Foreign Investments

    Investing in securities issued by foreign governments and corporations involves considerations and possible risks not typically associated with investing in obligations issued by the U.S. government and domestic corporations. The values of foreign investments are affected by changes in currency rates or exchange control regulations, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in this country or abroad) or changed circumstances in dealings between nations. Costs are incurred in connection with conversions between various currencies. In addition, foreign brokerage commissions are generally higher than in the United States, and foreign securities markets may be less liquid, more volatile and less subject to governmental supervision than in the United States. Investments in foreign countries could be affected by other factors not present in the United States, including expropriation, confiscatory taxation, lack of uniform accounting and auditing standards and potential difficulties in enforcing contractual obligations and could be subject to extended settlement periods.

    Shareholders should be aware that investing in the fixed-income markets of developing countries involves exposure to economies that are generally less diverse and mature, and to political systems which can be expected to have less stability than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries. The risks associated with investments in foreign securities, described above, may be greater with respect to investments in developing countries.

    Medium and Lower-Rated Securities. The Portfolio may invest in medium (i.e., rated Baa by Moody's or BBB by S&P) and lower-rated securities (i.e., rated lower than Baa by Moody's or lower than BBB by S&P). However, the Portfolio will not purchase a security rated lower than B by Moody's or S&P. Securities rated Baa by Moody's or BBB by S&P, although considered investment grade, possess speculative characteristics, and changes in economic or other conditions are more likely to impair the ability of issuers of these securities to make interest and principal payments than is the case with respect to issuers of higher-grade bonds.

    Generally, lower-rated securities and unrated securities of comparable quality, sometimes referred to as junk bonds (i.e., securities rated lower than Baa by Moody's or BBB by S&P) offer a higher current yield than is offered by higher-rated securities, but also (i) will likely have some quality and protective characteristics that, in the judgment of the rating organizations, are outweighed by large uncertainties or major risk exposures to adverse conditions and (ii) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. The market values of certain of these securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-quality bonds. In addition, medium and lower-rated securities and comparable unrated securities generally present a higher degree of credit risk. The risk of loss due to default by these issuers is significantly greater because medium and lower-rated securities and unrated securities of comparable quality generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. The investment adviser, under the supervision of the Manager and the Directors, in evaluating the creditworthiness of an issue whether rated or unrated, take various factors into consideration, which may include, as applicable, the issuer's financial resources, its sensitivity to economic conditions and trends, the operating history of and the community support for the facility financed by the issue, the ability of the issuer's management and regulatory matters.

    In addition, the market value of securities in lower-rated categories is more volatile than that of higher-quality securities, and the markets in which medium and lower-rated or unrated securities are traded are more limited than those in which higher-rated securities are traded. The existence of limited markets may make it more difficult for the Portfolio to obtain accurate market quotations for purposes of valuing its portfolio and calculating its net asset value. Moreover, the lack of a liquid trading market may restrict the availability of securities for the Portfolio to purchase and may also have the effect of limiting the ability of the Portfolio to sell securities at their fair value either to meet redemption requests or to respond to changes in the economy or the financial markets.

    Lower-rated debt obligations also present risks based on payment expectations. If an issuer calls the obligation for redemption, the Portfolio may have to replace the security with a lower- yielding security, resulting in a decreased return for investors. Also, as the principal value of bonds moves inversely with movements in interest rates, in the event of rising interest rates the value of the securities held by the Portfolio may decline proportionately more than a portfolio consisting of higher-rated securities. If the Portfolio experiences unexpected net redemptions, it may be forced to sell its higher-rated bonds, resulting in a decline in the overall credit quality of the securities held by the Portfolio and increasing the exposure of the Portfolio to the risks of lower-rated securities. Investments in zero coupon bonds may be more speculative and subject to greater fluctuations in value due to changes in interest rates than bonds that pay interest currently.

    Subsequent to its purchase by the Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require sale of these securities by the Portfolio, but the investment adviser will consider this event in its determination of whether the Portfolio should continue to hold the securities.


    As of October 31, 1994, the year-end dollar weighted average ratings of the debt obligations held by the Fund, expressed as a percentage of the Fund's total investments, were as follows:

                                              Percentage of Total
                    Ratings                       Investments
                    -------                   -------------------
                    AAA/Aaa                         53.62%
                    AA/Aa                           21.79%
                    A/A                              7.65%
                    BBB/Baa                           --
                    BB/Ba                             --
                    B/B                               --
                    Unrated                         13.70%


OTHER INVESTMENTS AND INVESTMENT TECHNIQUES

    In addition, the Portfolio is permitted to make the investments and engage in the investment techniques described below. Under normal circumstances, these investments will represent no more than 35% of the total assets of the Portfolio.

    Hedging and Income Enhancement Strategies

    The Portfolio may engage in various portfolio strategies, including investing in derivatives, to reduce certain risks of its investments and to attempt to enhance income, but not for speculation. These strategies currently include the use of options, forward currency exchange contracts and futures contracts and options thereon. The Portfolio's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed. See "Additional Investment Information-Investment

Policies" in the Statement of Additional Information. New financial products and risk management techniques continue to be developed and the Portfolio may use these new investments and techniques to the extent consistent with its investment objective and policies.

    Options Transactions

    The Portfolio may purchase and write (i.e., sell) put and call options on securities and currencies that are traded on national securities exchanges or in the over-the-counter market to enhance income or to hedge the Portfolio's investments. These options will be on debt securities, financial indices (e.g., S&P 500), U.S. Government securities, foreign government securities and foreign currencies. The Portfolio may write covered put and call options to generate additional income through the receipt of premiums, purchase put options in an effort to protect the value of a security that it owns against a decline in market value and purchase call options in an effort to protect against an increase in price of securities (or currencies) it intends to purchase. The Portfolio may also purchase put and call options to offset previously written put and call options of the same series. See "Additional Investment Information-Additional Risks-Options on Securities" in the Statement of Additional Information.

    A call option gives the purchaser, in exchange for a premium paid, the right for a specified period of time to purchase the securities or currency subject to the option at a specified price (the exercise price or strike price). The writer of a call option, in return for the premium, has the obligation, upon exercise of the option, to deliver, depending upon the terms of the option contract, the underlying securities or a specified amount of cash to the purchaser upon receipt of the exercise price. When the Portfolio writes a call option, the Portfolio gives up the potential for gain on the underlying securities or currency in excess of the exercise price of the option during the period that the option is open.

    A put option gives the purchaser, in return for a premium, the right, for a specified period of time, to sell the securities or currency subject to the option to the writer of the put at the specified exercise price. The writer of the put option, in return for the premium, has the obligation, upon exercise of the option, to acquire the securities or currency underlying the option at the exercise price. The Portfolio might, therefore, be obligated to purchase the underlying securities or currency for more than their current market price.

    The Portfolio will write only "covered" options. An option is covered if, so long as the Portfolio is obligated under the option, it owns an offsetting position in the underlying security or currency or maintains cash, U.S. Government securities or other liquid high-grade debt obligations with a value sufficient at all times to cover its obligations in a segregated account. See "Additional Investment Information-Additional Risks" in the Statement of Additional Information.

    There is no limitation on the amount of call options the Portfolio may write. The Portfolio may only write covered put options to the extent that cover for such options does not exceed 25% of the Portfolio's net assets. The Portfolio will not purchase an option if, as a result of such purchase, more than 20% of its total assets would be invested in premiums for options and options for futures.

    Forward Currency Exchange Contracts

    The Portfolio may enter into forward foreign currency exchange contracts to protect the value of its portfolio against future changes in the level of currency exchange rates. The Portfolio may enter into such contracts on a spot, i.e., cash, basis at the rate then prevailing in the currency exchange market or on a forward basis, by entering into a forward contract to purchase or sell currency. A forward contract on foreign currency is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days agreed upon by the parties from the date of the contract at a price set on the date of the contract.

    The Portfolio's dealings in forward contracts will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of a forward contract with respect to specific receivables or payables of the Portfolio generally arising in connection with the purchase or sale of its portfolio securities and accruals of interest or dividends receivable and Portfolio expenses. Position hedging is the sale of a foreign currency with respect to portfolio security positions denominated or quoted in that currency or in a different foreign currency (cross-hedge). Although there are no limits on the number of forward contracts which the Portfolio may enter into, the Portfolio may not position hedge with respect to a particular currency for an amount greater than the aggregate market value (determined at the time of making any sale of forward currency) of the securities held in its portfolio denominated or quoted in, or currently convertible into or bearing substantial correlation to, such currency. See "Additional Investment Information-Forward Currency Exchange Contracts" in the Statement of Additional Information.

    Futures Contracts and Options Thereon

    The Portfolio may purchase and sell financial futures contracts and options thereon which are traded on a commodities exchange or board of trade for certain hedging, return enhancement and risk management purposes in accordance with regulations of the Commodity Futures Trading Commission. These futures contracts and related options will be on debt securities, financial indices, U.S. Government securities, foreign government securities and foreign currencies. A financial futures contract is an agreement to purchase or sell an agreed amount of securities or currencies at a set price for delivery in the future.

    The Portfolio may not purchase or sell futures contracts and related options for return enhancement or risk management purposes, if immediately thereafter the sum of the amount of initial margin deposits on the Portfolio's existing futures and options on futures and premiums paid for such related options would exceed 5% of the liquidation value of the Portfolio's total assets. The Portfolio may purchase and sell futures contracts and related options, without limitation, for bona fide hedging purposes. Although there are no other limits applicable to futures contracts, the value of all futures contracts sold will not exceed the total market value of the Portfolio's portfolio.

    The Portfolio's successful use of futures contracts and related options depends upon the investment adviser's ability to predict the direction of the market and is subject to various additional risks. The correlation between movements in the price of a futures contract and the price of the securities or currencies being hedged is imperfect and there is a risk that the value of the securities or currencies being hedged may increase or decrease at a greater rate than the related futures contracts resulting in losses to the Portfolio. Certain futures exchanges or boards of trade have established daily limits on the amount that the price of futures contracts or related options may vary, either up or down, from the previous day's settlement price. These daily limits may restrict the Portfolio's ability to purchase or sell certain futures contracts or related options on any particular day.

    The Portfolio's ability to enter into futures contracts and options thereon is limited by the requirements of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), for qualification as a regulated investment company. See "Additional Investment Information-Futures Contracts and Options Thereon" and "Taxation" in the Statement of Additional Information.

    Risks of Hedging and Income Enhancement Strategies

    Participation in the options or futures markets and in currency exchange transactions involves investment risks and transaction costs to which the
Portfolio would not be subject absent the use of these strategies. If the investment adviser's prediction of movements in the direction of the securities, foreign currency and interest rate markets are inaccurate, the adverse consequences to the Portfolio may leave the Portfolio in a worse position than if such strategies were not used. Risks inherent in the use of options, foreign currency and futures contracts and options on futures contracts include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (2) imperfect correlation between the price of options and futures contracts and options thereon and movements in the prices of the securities or currencies being hedged; (3) the fact that skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time;
(5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Portfolio to purchase or sell a security at a time that otherwise would be favorable for it to do so, or the possible need for the Portfolio to sell a security at a disadvantageous time, due to the need for the Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions. See "Taxation" in the Statement of Additional Information.

    Short Sales Against-the-Box

    The Portfolio may make short sales against-the-box for the purpose of deferring realization of gain or loss for federal income tax purposes. A short sale "against-the-box" is a short sale in which the Portfolio owns an equal amount of the securities sold short or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short.

    Repurchase Agreements

    The Portfolio may enter into repurchase agreements, whereby the seller of a security agrees to repurchase that security from the Portfolio at a mutually agreed-upon time and price. The repurchase date is usually within a day or two of the original purchase, although it may extend over a number of months. The resale price is in excess of the purchase price, reflecting an agreed-upon rate of return effective for the period of time the Portfolio's money is invested in the security. The Portfolio's repurchase agreements will at all times be fully collateralized in an amount at least equal to the purchase price including accrued interest earned on the underlying securities. The instruments held as collateral are valued daily, and as the value of instruments declines, the Portfolio will require additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines, the Portfolio may incur a loss. The Portfolio participates in a joint repurchase account with other investment companies managed by Prudential Mutual Fund Management, Inc. pursuant to an order of the Securities and Exchange Commission (SEC or Commission). See "Additional Investment Information-Repurchase Agreements" in the Statement of Additional Information.

    Securities Lending

    The Portfolio may lend its portfolio securities to brokers or dealers, banks or other recognized institutional borrowers of securities, provided that the borrower at all times maintains cash or equivalent collateral or secures an irrevocable letter of credit in favor of the Portfolio in an amount equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower will pay the Portfolio an amount equivalent to any dividend or interest paid on such securities and the Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower. As a matter of fundamental policy, the Portfolio cannot lend more than 30% of the value of its total assets.

    When-Issued and Delayed Delivery Securities

    The Portfolio may purchase or sell securities on a when-issued or delayed delivery basis. When-issued or delayed delivery transactions arise when securities are purchased or sold by the Portfolio with payment and delivery taking place a month or more in the future in order to secure what is considered to be an advantageous price and yield to the Portfolio at the time of entering into the transaction. The Fund's Custodian will maintain, in a segregated account of the Portfolio, cash, U.S. Government securities or other liquid high-grade debt obligations having a value equal to or greater than the
Portfolio's purchase commitments; the Custodian will likewise segregate securities sold on a delayed delivery basis.

    Borrowing

    The Portfolio may borrow an amount equal to no more than 20% of the value of its total assets (computed at the time the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions. During periods when the Portfolio has borrowed for temporary, extraordinary or emergency purposes or for the clearance of transactions, the Portfolio may pursue its investment objective by purchasing additional securities which can result in increased volatility of the Portfolio's net asset value. The Portfolio will not borrow to take advantage of investment opportunities. See "Additional Investment Information-Borrowing" in the Statement of Additional Information. The Portfolio may pledge up to 20% of its total assets to secure these borrowings.

    Illiquid Securities


    The Portfolio may invest up to 10% of its net assets in illiquid securities including repurchase agreements which have a maturity of longer than seven days, securities with legal or contractual restrictions on resale and securities that are not readily marketable. Restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and privately placed commercial paper that have a readily available market are not considered illiquid for purposes of this limitation. The investment adviser will monitor the liquidity of restricted securities under the supervision of the Board of Directors. Repurchase agreements subject to demand are deemed to have a maturity equal to the applicable notice period.


    The staff of the SEC has also taken the position that purchased over-the-counter options and the assets used as "cover" for written over-the-counter options are illiquid securities unless the Fund and the counterparty have provided for the Fund, at the Fund's election, to unwind the over-the-counter option. The exercise of such an option ordinarily would involve the payment by the Fund of an amount designed to reflect the counterparty's economic loss from an early termination, but does allow the Fund to treat the assets used as "cover" as "liquid."

    Portfolio Turnover


    The Portfolio has no fixed policy with respect to portfolio turnover; however, it is anticipated that the Portfolio's annual portfolio turnover rate will not exceed 75%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Portfolio's portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. High portfolio turnover (over 100%) may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Portfolio. For the fiscal year ended October 31, 1994, the Portfolio's portfolio turnover rate was 232%. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.


INVESTMENT RESTRICTIONS

    The Portfolio is subject to certain investment restrictions which, like its investment objectives, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Portfolio's outstanding voting securities, as defined in the Investment Company Act. See "Investment Restrictions" in the Statement of Additional Information.

--------------------------------------------------------------------------------

                            HOW THE FUND IS MANAGED

--------------------------------------------------------------------------------

    The Fund has a Board of Directors which, in addition to overseeing the actions of the Portfolio's Manager, Subadviser and Distributor, as set forth below, decides upon matters of general policy. The Portfolio's Manager conducts and supervises the daily business operations of the Portfolio. The Fund's Subadviser furnishes daily investment advisory services.


    For the year ended October 31, 1994, total expenses for the Portfolio's Class A, Class B and Class C shares as a percentage of average net assets were 1.17%, 1.97% and 0.93% (annualized), respectively. See "Financial Highlights." Class C shares were first offered on August 1, 1994.

MANAGER

    Prudential Mutual Fund Management, Inc. (PMF or the Manager), One Seaport Plaza, New York, New York 10292, is the manager of the Portfolio and is compensated for its services at an annual rate of .55 of 1% of the Portfolio's average daily net assets. It was incorporated in May 1987 under the laws of the State of Delaware. For the fiscal year ended October 31, 1994, the Portfolio paid a management fee to PMF of .55 of 1% of the average net assets of the Portfolio.

    As of November 30, 1994, PMF served as the manager to 38 open-end investment companies, constituting substantially all of the Prudential Mutual Funds, and as manager or administrator to 30 closed-end investment companies with aggregate assets of approximately $47 billion.

    Under the Management Agreement with the Fund, PMF manages the investment operations of the Portfolio and also administers the Portfolio's corporate affairs. See "Manager" in the Statement of Additional Information.


     Under the Subadvisory  Agreement between PMF and The Prudential  Investment
Corporation (PIC or the Subadviser), the Subadviser furnishes investment advisory services in connection with the management of the

Portfolio and is reimbursed by PMF for its reasonable costs and expenses incurred in providing such services. Under the Management Agreement, PMF continues to have responsibility for all investment advisory services and supervises PIC's performance of such services.


     The Portfolio is managed by Global Advisors, a unit of The Prudential Investment Corporation (PIC). Jeffrey Brummette, a senior portfolio manager has responsibility for the day-to-day management of the Portfolio. Mr. Brummette performs these duties with the assistance of the mutual fund investment team. Mr. Brummette is a Managing Director of PIC. He has managed the Portfolio since November 1990. Mr. Brummette has been employed by PIC since 1986. Mr. Brummette also serves as the portfolio manager of Global Assets Portfolio of the Fund, of The Global Yield Fund, Inc. and for other institutional client portfolios.


    PMF and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

FEE WAIVERS AND SUBSIDY

    PMF may from time to time agree to waive its management fee and subsidize certain operating expenses with respect to the Portfolio, although no such waiver or subsidy is currently in effect. Fee waivers and expense subsidies will lower the overall expenses of the Portfolio and increase its yield and total return. See "How the Fund Calculates Performance." The fee waiver or expense subsidies may be terminated at any time without notice after which the Portfolio's expenses will increase and its yield and total return will be reduced.

DISTRIBUTOR

    Prudential Mutual Fund Distributors, Inc. (PMFD), One Seaport Plaza, New York, New York 10292, is a corporation organized under the laws of the State of Delaware and serves as the distributor of the Class A shares of the Portfolio. It is a wholly-owned subsidiary of PMF.

     Prudential Securities Incorporated (Prudential Securities or PSI), One Seaport Plaza, New York, New York 10292, is a corporation organized under the laws of the State of Delaware and serves as the distributor of the Class B and Class C shares of the Portfolio. It is an indirect, wholly-owned subsidiary of Prudential.

    Under separate Distribution and Service Plans (the Class A Plan, the Class B Plan and the Class C Plan, collectively, the Plans) adopted by the Portfolio under Rule 12b-1 under the Investment Company Act and separate distribution agreements (the Distribution Agreements), PMFD and Prudential Securities (collectively the Distributor) incur the expenses of distributing the Portfolio's Class A, Class B and Class C shares. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of Prudential Securities and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of Prudential Securities and Prusec associated with the sale of Portfolio shares, including lease, utility, communications and sales promotion expenses. The State of Texas requires that shares of the Portfolio may be sold in that state only by dealers or other financial institutions which are registered there as broker-dealers.

    Under the Class A Plan, the Portfolio pays the Distributor a distribution and service fee as reimbursement for expenses incurred in distributing the Portfolio's Class A shares. Under the Class B and Class C Plans, the Portfolio pays distribution and/or service fees to the Distributor as compensation for its distribution and service activities undertaken in connection with the Class B and Class C shares, not as reimbursement for specific expenses incurred. If the Distributor's expenses under the Class B and Class C Plans exceed its distribution and service fees, the Portfolio will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

    Under the Class A Plan, the Portfolio reimburses PMFD for its distribution-related expenses with respect to Class A shares at an annual rate of up to .30 of 1% of the average daily net assets of the Class A shares. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. It is expected that, in the case of Class A shares, proceeds from the distribution fee will be used primarily to pay account servicing fees to financial advisers. PMFD has advised the Portfolio that distribution-related expenses under the Class A Plan will not exceed .15 of 1% of the average daily net assets of the Class A shares for the fiscal year ending October 31, 1995.

    For the fiscal year ended October 31, 1994, PMFD received payments of $57,000, under the Class A Plan as reimbursement of expenses related to the distribution of Class A shares. This amount was primarily expended for payment of account servicing fees to financial advisers and other persons who sell Class A shares. For the fiscal year ended October 31, 1994. PMFD also received approximately $15,000 in initial sales charges.

    Under the Class B and Class C Plans, the Fund may pay Prudential Securities for its distribution-related activities with respect to Class B and Class C shares at an annual rate of up to 1% of the average daily net assets of the Class B and Class C shares, respectively. The Class B Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class B shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares. The Class C Plan provides for the payment to Prudential Securities of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. Prudential Securities has agreed to limit its distribution-related fees payable under the Class B and Class C Plans to .75 of 1% of the average daily net assets of the Class B and Class C shares for the fiscal year ending October 31, 1995. Prudential Securities also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide-How to Sell Your Shares-Contingent Deferred Sales Charges."

    For the fiscal year ended October 31, 1994, Prudential Securities incurred distribution expenses of approximately $1,382,000 under the Class B Plan and received $2,679,726 from the Fund under the Class B Plan and approximately $1,291,500 in contingent deferred sales charges from redemptions of Class B shares. For the fiscal year ended October 31, 1994, Prudential Securities did not receive any remuneration under the Class C Plan nor did Prudential Securities incur any costs in distributing the Portfolio's Class C shares.

    For the fiscal year ended October 31, 1994, the Fund paid distribution expenses of .15%, .95% and .75% of the average net assets of the Class A, Class B and Class C shares of the Portfolio, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income. Prior to August 1, 1994, the Class B Plan operated as a "reimbursement type" plan and provided for the reimbursement of distribution expenses incurred in current and prior years. See "Distributor" in the Statement of Additional Information.


    Distribution expenses attributable to the sale of shares of the Portfolio will be allocated to each class based upon the ratio of sales of each class to the sales of all shares of the Portfolio other than expenses allocable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

    Each Plan provides that it shall continue in effect from year to year provided that a majority of the Board of Directors of the Fund, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Directors), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors or of a majority of the outstanding shares of the applicable class of the Portfolio. The Fund will not be obligated to pay expenses incurred under any plan if it is terminated or not continued.

    In addition to distribution and service fees paid by the Portfolio under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers and other persons which distribute shares of the Portfolio. Such payments may be calculated by reference to the net asset value of shares sold by such persons or otherwise.


    The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (the NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

    On October 21, 1993, PSI entered into an omnibus settlement with the SEC, state securities regulators (with the exception of the Texas Securities Commissioner who joined the settlement on January 18, 1994) and the NASD to resolve allegations that from 1980 through 1990 PSI sold certain limited partnership interests in violation of securities laws to persons for whom such securities were not suitable and misrepresented the safety, potential returns and liquidity of these investments. Without admitting or denying the allegations asserted against it, PSI consented to the entry of an SEC Administrative Order which stated that PSl's conduct violated the federal securities laws, directed PSI to cease and desist from violating the federal securities laws, pay civil penalties, and adopt certain remedial measures to address the violations.

    Pursuant to the terms of the SEC settlement, PSI agreed to the imposition of a $10,000,000 civil penalty, established a settlement fund in the amount of $330,000,000 and procedures to resolve legitimate claims for compensatory damages by purchasers of the partnership interests. PSI's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. PSI consented to a censure and to the payment of a $5,000,000 fine in settling the NASD action.

    In October 1994, a criminal complaint was filed with the United States Magistrate for the Southern District of New York alleging that PSI committed fraud in connection with the sale of certain limited partnership interests in violation of federal securities laws. An agreement was simultaneously filed to defer prosecution of these charges for a period of three years from the signing of the agreement, provided that PSI complies with the terms of the agreement. If, upon completion of the three year period, PSI has complied with the terms of the agreement, no prosecution will be instituted by the United States for the offenses charged in the complaint. If on the other hand, during the course of the three year period, PSI violates the terms of the agreement, the U.S. Attorney can then elect to pursue these charges. Under the terms of the agreement, PSI agreed, among other things, to pay an additional $330,000,000 into the fund established by the SEC to pay restitution to investors who purchased certain PSI limited partnership interests.

    For  more  detailed  information   concerning  the  foregoing  matters,  see
"Distributor" in the Statement of Additional Information, a copy of which may be obtained at no cost by caling 1-800-225-1852.

    The Fund is not affected by PSI's financial condition and is an entirely separate legal entity from PSI, which has no beneficial ownership therein and the Fund's assets which are held by State Street Bank & Trust Company, an independent custodian, are separate and distinct from PSI.


PORTFOLIO TRANSACTIONS

    Prudential Securities may act as a broker or futures commission merchant for the Portfolio provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company, One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Portfolio's investment securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

    Prudential Mutual Fund Services, Inc., Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. PMFS is a wholly-owned subsidiary of PMF.

Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005.

--------------------------------------------------------------------------------

                         HOW THE FUND VALUES ITS SHARES

--------------------------------------------------------------------------------

    The Portfolio's net asset value per share or NAV is determined by subtracting its liabilities from the value of its assets and dividing the remainder by the number of outstanding shares. NAV is calculated separately for each class. For valuation purposes, quotations of foreign securities in a foreign currency are converted to U.S. dollar equivalents. The Board of Directors has fixed the specific time of day for the computation of the Portfolio's net asset value to be as of 4:15 P.M., New York time.

    Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board of Directors.

    The Portfolio will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Portfolio or days on which changes in the value of the Portfolio's securities do not materially affect the NAV. The New York Stock Exchange is closed on the following holidays:
New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. See "Net Asset Value" in the Statement of Additional Information.

    Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class may result in different NAVs and dividends. As long as the Portfolio declares dividends daily, the NAV of Class A, Class B and Class C shares will generally be the same. It is expected, however, that the dividends will differ by approximately the amount of the distribution-related expense accrual differential among the classes.

--------------------------------------------------------------------------------

                      HOW THE FUND CALCULATES PERFORMANCE

--------------------------------------------------------------------------------

    From time to time the Portfolio may advertise its total return (including "average annual" total return and "aggregate" total return) and yield in advertisements or sales literature. Total return and yield are calculated separately for Class A, Class B and Class C shares. These figures are based on historical earnings and are not intended to indicate future performance. The "total return" shows how much an investment in the Portfolio would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. The "aggregate" total return reflects actual performance over a stated period of time. "Average annual" total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. "Average annual" total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither "average annual" total return nor "aggregate" total return takes into account any federal or state income taxes which may be payable upon redemption. The "yield" refers to the income generated by an investment in the Fund over a one-month or 30-day period. This income is then "annualized;" that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The Portfolio also may include comparative performance information in advertising or marketing the Portfolio's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc., other industry publications, business periodicals and market indices. See "Performance Information" in the Statement of Additional Information. The Portfolio will include performance data for each class of shares of the Portfolio in any advertisement or information including performance data of the Portfolio. Further performance information is contained in the Portfolio's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

--------------------------------------------------------------------------------

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

--------------------------------------------------------------------------------

Taxation of the Portfolio


    The Portfolio has elected to qualify and intends to remain qualified as a regulated investment company under the Internal Revenue Code. Accordingly, the Portfolio will not be subject to federal income taxes on its net investment income and capital gains, if any, that it distributes to its shareholders.

    Gains or losses on disposition of debt securities denominated in a foreign currency attributable to fluctuations in the value of foreign currency between the date of acquisition of the security and the date of disposition also are treated as ordinary gain or loss. These gains or losses increase or decrease the amount of the Portfolio's investment company taxable income available to be distributed to you as ordinary income, rather than increasing or decreasing the amount of the Portfolio's net capital gain. If currency fluctuation losses exceed other investment company taxable income during a taxable year, distributions made by the Portfolio during the year would be characterized as a return of capital to you, reducing your basis in your Portfolio shares.

    In addition, under the Internal Revenue Code, special rules apply to the treatment of certain options and futures contracts (Section 1256 contracts). At the end of each year, such investments held by the Portfolio will be required to be "marked to market" for federal income tax purposes; that is, treated as having been sold at market value. Sixty percent of any gain or loss recognized on these "deemed sales" and on actual dispositions may be treated as long-term capital gain or loss, and the remainder will be treated as short-term capital gain or loss. See "Taxation" in the Statement of Additional Information.

Taxation of Shareholders

    Any dividends out of net taxable investment income, together with distributions of net short-term gains (i.e., the excess of net short-term capital gains over net long-term capital losses) distributed to shareholders, will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (i.e., the excess of net long-term capital gains over net short-term capital losses) distributed to shareholders will be taxable as long-term capital gains to shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum long-term capital gains rate for individuals is 28%. The maximum long-term capital gains rate for corporate shareholders is currently the same as the maximum tax rate for ordinary income.


    Any gain or loss realized upon a sale or redemption of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held more than one year and otherwise as short-term capital gain or loss. Any short-term capital loss, however, will be treated as long-term capital loss to the extent of any capital gain distributions received by the shareholder regardless of the length of time such shares were held.

    The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of Class B or Class C shares for Class A shares constitutes a taxable event for federal income tax purposes.

However, such opinions are not binding on the Internal Revenue Service.

    Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

 Withholding Taxes

    Under U.S. Treasury Regulations, the Portfolio is required to withhold and remit to the U.S. Treasury 31% of dividend, capital gain income and redemption proceeds payable on your account if you fail to furnish your tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) with the required certifications regarding your status under the federal income tax law.

Dividends And Distributions

    The Portfolio expects to declare daily and pay monthly dividends of all or substantially all of the net investment income (if any) and make distributions at least annually of any net capital gains. Dividends paid by the Portfolio with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class will bear its own distribution charges, generally resulting in lower dividends for Class B and Class C shares. Distribution of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values Its Shares."

    Dividends and distributions will be paid in additional shares based on the NAV of each class on record date, or such other date as the Board of Directors may determine, unless the shareholder elects in writing not less than five business days prior to the record date to receive such dividends and distributions in cash. Such election should be submitted to Prudential Mutual Fund Services, Inc., Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. If you hold shares through Prudential Securities, you should contact your financial adviser to elect to receive dividends and distributions in cash. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis.

--------------------------------------------------------------------------------

                              GENERAL INFORMATION

--------------------------------------------------------------------------------

DESCRIPTION OF COMMON STOCK

    The Fund was incorporated in Maryland on February 21, 1990. The Fund is authorized to issue 2 billion shares of common stock, $.001 par value per share, divided with respect to the Portfolio into three classes designated Class A,
Class B and Class C common stock. Each of the Class A, Class B and Class C common stock of the Portfolio consists of 500 million authorized shares. Each class of common stock represents an interest in the same assets of the Portfolio and is identical in all respects to other shares of the Portfolio except that
(i) each class bears different distribution expenses, (ii) each class has exclusive voting rights with respect to its distribution and service plan (except that the Fund has agreed with the SEC in connection with the offering of a conversion feature on Class B shares to submit any amendment of the Class A Plan for the Portfolio to both Class A and Class B shareholders of the Portfolio), (iii) each class has a different exchange privilege and (iv) only Class B shares have a conversion feature. See "How the Fund is Managed-Distributor." The Fund has received an order from the SEC permitting the issuance and sale of multiple classes of common stock. Currently, the Portfolio is offering three classes, designated Class A, Class B and Class C shares. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series of common stock and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board may determine.

    The Board of Directors may increase or decrease the number of authorized shares without the approval of shareholders. Shares of the Portfolio, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Portfolio under certain circumstances as described under "Shareholder Guide-How to Sell Your Shares." Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B shares of the Portfolio, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of the Portfolio is entitled to its portion of all of the Portfolio's assets after all debt and expenses of the Portfolio have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders. The Portfolio's shares do not have cumulative voting rights for the election of Directors.

    The Fund does not intend to hold annual meetings of shareholders unless otherwise required by law. The Fund will not be required to hold meetings of shareholders unless, for example, the election of Directors is required to be acted on by shareholders under the Investment Company Act. Shareholders have certain rights, including the right to call a meeting upon a vote of 10% of the Fund's outstanding shares for the purpose of voting on the removal of one or more Directors or to transact any other business.

ADDITIONAL INFORMATION

    This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Portfolio with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

--------------------------------------------------------------------------------

                               SHAREHOLDER GUIDE

--------------------------------------------------------------------------------

HOW TO BUY SHARES OF THE FUND


    You may purchase shares of the Portfolio through Prudential Securities, Prusec or directly from the Fund through its Transfer Agent, Prudential Mutual Fund Services, Inc. (PMFS or the Transfer Agent), Attention: Investment Services, P.O. Box 15020, New Brunswick, New Jersey 08906-5020. The minimum initial investment for Class A and Class B shares is $1,000 per class and $5,000 for Class C shares. The minimum subsequent investment is $100 for all classes. All minimum investment requirements are waived for certain retirement and employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan the minimum initial and subsequent investment is $50. The minimum initial investment requirement is waived for purchases of Class A shares effected through an exchange of Class B shares of The BlackRock Government Income Trust. See "Shareholder Services."


    The purchase price is the NAV per share next determined following receipt of an order by the Transfer Agent or Prudential Securities plus a sales charge which, at your option, may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). See "Alternative Purchase Plan" below. See also "How the Fund Values its Shares."

    Application forms can be obtained from PMFS, Prudential Securities or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through Prudential Securities will not receive stock certificates.

     The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares."

    Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the fifth business day following the investment.

    Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

    Purchase by Wire. For an initial purchase of shares of the Portfolio by wire, you must first telephone PMFS to receive an account number at (800) 225-1852 (toll-free). The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company, Boston, Massachusetts, Custody and Shareholder Services Division,
Attention: Prudential Short-Term Global Income Fund, Inc.-Short-Term Global Income Portfolio, specifying on the wire the account number assigned by PMFS and your name and identifying the sales charge alternative (Class A, Class B or Class C shares).

    If you arrange for receipt by State Street of Federal Funds prior to 4:15 P.M., New York time, on a business day, you may purchase shares of the Portfolio as of that day.

    In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential Short-Term Global Income Fund, Inc.-Short-Term Global Income Portfolio, Class A, Class B or Class C shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

    The Fund offers three classes of shares (Class A, Class B and Class C shares) which allows you to choose the most beneficial sales charge structure for your individual circumstances given the amount of the purchase, the length of time you expect to hold the shares and other relevant circumstances (Alternative Purchase Plan).


                                                            Annual 12b-1 Fees
                                                        (as a % of average daily
                      Sales Charge                            net assets)                        Other information
           -------------------------------------        -------------------------     --------------------------------------


Class A    Maximum initial sales charge of 3% of        0.30 of 1% (Currently         Initial sales charge waived or reduced
           the public offering price                    being charged at a            for certain purchases
                                                        rate of 0.15 of 1%)


Class B    Maximum contingent deferred sales            1% (Currently being           Shares convert to Class A shares
           charge or CDSC of 3% of the lesser of        charged at a rate of .75      approximately five years after
           the amount invested or the redemption        of 1%                         purchase
           proceeds; declines to zero after four
           years

Class C    Maximum CDSC of 1% of the lesser of          1% (Currently being           Shares do not convert to another class
           the amount invested or the redemption        charged at a rate of
           proceeds on redemptions made                 .75 of 1%)
           within one year of purchase

    The three classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class bears the separate expenses of its Rule 12b-1 distribution and service plan,
(ii) each class has exclusive voting rights with respect to its plan (except as noted under the heading "General Information-Description of Common Stock"), and
(iii) only Class B shares have a conversion feature. The three classes also have separate exchange privileges. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than the Class A shares.

    Financial advisers and other sales agents who sell shares of the Portfolio will receive different compensation for selling Class A, Class B and Class C shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C shares.

    In selecting a purchase alternative, you should consider, among other things, (1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) that Class B shares automatically convert to Class A shares approximately five years after purchase (see "Conversion Feature-Class B Shares" below).

    The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

    If you intend to hold your investment in the Fund for less than 5 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3% and Class B shares are subject to a CDSC of 3% which declines to zero over a 4 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

    If you intend to hold your investment for 5 years or more and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 5 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

    If you qualify for a reduced charge in Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

    If you do not qualify for a reduced sales charge on Class A shares and you purchase Class B or Class C shares, you would have to hold your investment for more than 5 years in the case of Class B shares and Class C shares for the higher cumulative annual distribution-related fee on those shares to exceed the initial sales charge plus cumulative annual distribution-related fee on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class C distribution-related fee on the investment, fluctuations in net asset value, the effect of the return on the investment over this period of time or redemptions during which the CDSC is applicable.

    All purchases of $1 million or more either as part of a single investment, or under Rights of Accumulation or Letters of Intent, must be for Class A shares. See "Reduction and Waiver of Initial Sales Charges" below.

Class A Shares

    The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:


                                   Sales Charge as    Sales Charge as    Dealer Concession
Amount of                           Percentage of      Percentage of      as Percentage of
Purchase                           Offering Price     Amount Invested      Offering Price
----------------                   ---------------    ---------------    -----------------

Less than $100,000                      3.0%               3.09%               2.75%
$100,000 but less than $500,000         2.5                2.56                2.25
$500,000 but less than $1,000,000       2.0                2.04                1.75
$1,000,000 but less than $3,000,000     1.5                1.52                1.30
$3,000,000 and above*                   0.0                0.00                0.00

     Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

    Reduction and Waiver of Initial Sales Charges. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund
Shares-Reduction and Waiver of Initial Sales Charges-Class A shares" in the Statement of Additional Information.

    Benefit Plans. Class A shares may be purchased at NAV, without payment of an initial sales charge, by pension, profit-sharing or other employee benefit plans qualified under Section 401 of the Internal Revenue Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the Internal Revenue Code (Benefit Plans), provided that the plan has existing assets of at least $1 million invested in shares of Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) or 1,000 eligible employees or participants. In the case of Benefit Plans whose accounts are held directly with the Transfer Agent or Prudential Securities and for which the Transfer Agent or Prudential Securities does individual account record keeping (Direct Account Benefit Plans) and Benefit Plans sponsored by PSI or its subsidiaries (PSI or Subsidiary Prototype Benefit Plans), Class A shares may be purchased at NAV by participants who are repaying loans made from such plans to the participant.

    Special Rules Applicable to Retirement Plans. After a Benefit Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

    Other Waivers. In addition, Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a)
Directors and officers of the Fund and other Prudential Mutual Funds, (b) employees of Prudential Securities and PMF and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees and special agents of Prudential and its subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (d) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer and (e) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 90 days of the commencement of the financial adviser's employment at Prudential Securities, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) on which no deferred sales load, fee or other charge was imposed on redemption and (iii) the financial adviser served as the clinet's broker on the previous purchases.

    You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares acquired upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares-Reduction and Waiver of Initial Sales Charges-Class A Shares" in the Statement of Additional Information.


    Class B and Class C Shares

    The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV per share next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-Contingent Deferred Sales Charges."

HOW TO SELL YOUR SHARES

    You can redeem shares of the Portfolio at any time for cash at the NAV per share next determined after the redemption request is received in proper form by the Transfer Agent or Prudential Securities. See "How the Fund Values its Shares." In certain cases, however, redemption proceeds will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

    If you hold shares through Prudential Securities, you must redeem your shares by contacting your Prudential Securities Financial Adviser. If you hold shares in non-certificate form, a written request for redemption signed by you exactly as the account is registered is required. If you hold certificates, the certificates signed in the name(s) shown on the face of the certificates, must be received by the Transfer Agent in order for the redemption request to be processed. If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Portfolio in care of the Transfer Agent, Prudential Mutual Fund Services, Inc., Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

    If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power must be guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices.

    Payment for shares presented for redemption will be made by check within seven days after receipt by the Transfer Agent of the certificate and/or written request except as indicated below. If you hold shares through Prudential Securities, payment for shares presented for redemption will be credited to your Prudential Securities account, unless you indicate otherwise. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Portfolio fairly to determine the value of its net assets, or (d) during any other period when the SEC, by order, so permits; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in
(b), (c) or (d) exist.

    Payment for redemption of recently purchased shares will be delayed until the Portfolio or the Transfer Agent has been advised that the purchase check has been honored, up to 10 calendar days from the time of receipt of the purchase check by the Transfer Agent. Such delay may be avoided by purchasing shares by wire or by certified or official bank check.

    Redemption in Kind. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Portfolio to make payment wholly or partly in cash, the Portfolio may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Portfolio, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in a regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Portfolio, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, pursuant to which the Portfolio is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net asset value of the Portfolio during any 90-day period for any one shareholder.

    Involuntary Redemption. In order to reduce expenses of the Portfolio, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Portfolio will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption.

    30-day Repurchase Privilege. If you redeem your shares and have not previously exercised the repurchase privilege you may reinvest any portion or all of the proceeds of such redemption in shares of the Portfolio at the NAV next determined after the order is received, which must be within 30 days after the date of the redemption. No sales charge will apply to such repurchases. You will receive pro rata credit for any contingent deferred sales charge paid in connection with the redemption of Class B or Class C shares. You must notify the Portfolio's Transfer Agent, either directly or through Prudential Securities or Prusec, at the time the repurchase privilege is exercised that you are entitled to credit for the contingent deferred sales charge previously paid. Exercise of the repurchase privilege will generally not affect federal income tax treatment of any gain realized upon redemption. If the redemption resulted in a loss, some or all of the loss, depending on the amount reinvested, will not be allowed for federal income tax purposes.

  Contingent Deferred Sales Charges

    Redemptions of Class B shares will be subject to a contingent deferred sales charge or CDSC declining from 3% to zero over a five-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding four years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares purchased through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any contingent deferred sales charge will be paid to and retained by the Distributor. See "How the Fund Is Managed-Distributor" and "Waiver of the Contingent Deferred Sales Charges-Class B Shares" below.

    The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares."

    The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

                                         Contingent Deferred Sales Charge
            Year Since Purchase         as a Percentage of Dollars Invested
               Payment Made                   or Redemption Proceeds
            -------------------         -----------------------------------
            First ...................                3.0%
            Second ..................                2.0%
            Third ...................                1.0%
            Fourth ..................                1.0%
            Fifth and thereafter ....                None

    In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value above the total amount of payments for the purchase of Class B shares made during the preceding four years; then of amounts representing the cost of shares held beyond the applicable CDSC period; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.

    For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 2% (the applicable rate in the second year after purchase) for a total contingent deferred sales charge of $4.80.

    For federal income tax purposes, the amount of the contingent deferred sales charge will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

    Waiver of the Contingent Deferred Sales Charges-Class B Shares. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust account, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), or a trust, at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability.

    The CDSC will also be waived in the case of a total or partial redemption in connection with certain distributions made without penalty under the Internal Revenue Code from a tax-deferred retirement plan, an IRA or Section 403(b)
custodial account. These distributions include: (i) in the case of a tax-deferred retirement plan, a lump-sum or other distribution after retirement;
(ii) in the case of an IRA or Section 403(b) custodial account, a lump-sum or other distribution after attaining age 59-1/2; and (iii) a tax-free return of an excess contribution or plan distributions following the death or disability of the shareholder, provided that the shares were purchased prior to death or disability. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from service (i.e., following voluntary or involuntary termination of employment or following retirement). Under no circumstances will the CDSC be waived on redemptions resulting from the termination of a tax-deferred retirement plan, unless such redemptions otherwise qualify for a waiver as described above. In the case of Direct Account and PSI or Subsidiary Prototype Benefit Plans, the CDSC will be waived on redemptions which represent borrowings from such plans. Shares purchased with amounts used to repay a loan from such plans on which a CDSC was not previously deducted will thereafter be subject to a CDSC without regard to the time such amounts were previously invested. In the case of a 401(k) plan, the CDSC will also be waived upon the redemption of shares purchased with amounts used to repay loans made from the account to the participant and from which a CDSC was previously deducted.

    In addition, the CDSC will be waived on redemptions of shares held by Directors of the Fund.

    You must notify the Transfer Agent either directly or through Prudential Securities or Prusec, at the time of redemption, that you are entitled to waiver of the CDSC and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares-Waiver of the Contingent Deferred Sales Charge-Class B Shares" in the Statement of Additional Information.

    A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares-Quantity Discount-Class B Shares Purchased Prior to August 1, 1994" in the Statement of Additional Information.

CONVERSION FEATURE-CLASS B SHARES

    Class B shares will automatically convert to Class A shares on a quarterly basis approximately five years after purchase. It is currently anticipated that conversions will occur during the months of February, May, August and November commencing in or about February 1995. Conversions will be effected at relative net asset value without the imposition of any additional sales charge.

    Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula: (i) the ratio of (a) the amounts paid for Class B shares purchased at least five years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.

    For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately five years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately five years from the initial purchase (i.e., $1,000 divided by $2,100 (47.62%) multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

    Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share net asset value of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

    For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately six years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares. The conversion feature described above will not be implemented and, consequently, the first conversion of Class B shares will not occur before February, 1995, but as soon thereafter as practicable. At that time all amounts representing Class B shares then outstanding beyond the applicable conversion period will automatically convert to Class A shares together with all shares or amounts representing Class B shares acquired through the automatic reinvestment of dividends and distributions then held in your account.

    The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service, (i) that the dividends and other distributions paid on Class A, Class B, and Class C shares will not constitute "preferential dividends" under the Internal Revenue Code and
(ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Portfolio will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

HOW TO EXCHANGE YOUR SHARES

    As a shareholder of the Portfolio, you have an exchange privilege with certain other Prudential Mutual Funds, including one or more specified money market funds, subject to the minimum investment requirements of such funds. Class A, Class B and Class C shares of the Portfolio may be exchanged for Class A, Class B and Class C shares, respectively, of another fund on the basis of the relative net asset value per share. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be that imposed by the fund in which shares were initially purchased and will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature-Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account-Exchange Privilege" in the Statement of Additional Information.

    In order to exchange shares by telephone, you must authorize the telephone exchange privilege on your initial application form or by written notice to the Transfer Agent and hold shares in non-certificate form. Thereafter, you may call the Portfolio at (800) 225-1852 to execute a telephone exchange of shares, weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. Neither the Fund nor its agents will be liable for any loss, liability or cost which results from acting upon instructions reasonably believed to be genuine under the foregoing procedures. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The exchange privilege is available only in states where the exchange may legally be made.

    If you hold shares through Prudential Securities, you must exchange your shares by contacting your Prudential Securities financial adviser.

     If you hold certificates, the certificates, signed in the name(s) shown on the face of the certificates must be returned in order for the shares to be exchanged. See "How to Sell Your Shares."

     You may also exchange shares by mail by writing to Prudential Mutual Fund Services, Inc., Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

    In periods of severe market or economic conditions the telephone exchange of shares may be difficult to implement and you should make exchanges by mail by writing to Prudential Mutual Fund Services, Inc., at the address noted above.

    Special Exchange Privilege. Commencing in or about February 1995, a special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV. See "Alternative Purchase Plan-Class A Shares-Reduction and Waiver of Initial Sales Charges" above. Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares on a quarterly basis, unless the shareholder elects otherwise. It is currently anticipated that this exchange will occur quarterly in February, May, August and November. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following:
(1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the net asset value above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through Prudential Securities or Prusec that they are eligible for this special exchange privilege.

    The Exchange Privilege may be modified or terminated at any time on 60 days' notice to shareholders.

SHAREHOLDER SERVICES

    In addition to the exchange privilege, as a shareholder in the Fund, you can take advantage of the following additional services and privileges:

    (bullet) Automatic Reinvestment of Dividends and/or Distributions Without a Sales Charge. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Portfolio at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

    (bullet) Automatic Savings Accumulation Plan (ASAP). Under ASAP you may make regular purchases of the Portfolio's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

    (bullet) Tax-Deferred Retirement Plans. Various tax-deferred retirement plans, including a 401(k) plan, self-directed individual retirement accounts and "tax-sheltered accounts" under Section 403(b)(7) of the Internal Revenue Code are available through the Distributor. These plans are for use by both self-employed individuals and corporate employers. These plans permit either self-direction of accounts by participants, or a pooled account arrangement. Information regarding the establishment of these plans, the administration, custodial fees and other details is available from Prudential Securities or the Transfer Agent. If you are considering adopting such a plan, you should consult with your own legal or tax adviser with respect to the establishment and maintenance of such a plan.

     (bullet) Systematic Withdrawal Plan. A systematic withdrawal plan is available for shareholders which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-Contingent Deferred Sales Charges."

    (bullet) Reports to Shareholders. The Portfolio will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Portfolio will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at One Seaport Plaza, New York, New York 10292. In addition, monthly unaudited financial data is available from the Portfolio upon request.

     (bullet) Shareholder Inquiries. Inquiries should be addressed to the Portfolio at One Seaport Plaza, New York, New York 10292, or by telephone, at
(800)  225-1852  (toll-free)  or, from  outside the  U.S.A.,  at (908)  417-7555
(collect).

    For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.

                                    APPENDIX

                        DESCRIPTION OF SECURITY RATINGS

Moody's Investors Service

    Aaa: Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    Aa: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than Aaa bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements which make the long-term risks appear somewhat larger than in Aaa securities.

    A: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    Baa: Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    Ba: Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

    B: Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa: Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Ca: Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

    C: Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

    Commercial Paper

    Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months.

     P-1: The designation "Prime-1" or "P-1" indicates the highest quality repayment capacity of the rated issue.

     P-2: The designation "Prime-2" or "P-2" indicates a strong capacity for repayment.

Standard & Poor's Ratings Group

     AAA: Debt rated AAA has the highest rating assigned by S&P to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

    AA: Debt rated AA has a very strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

    BBB: Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

    BB, B, CCC, CC: Debt rated BB, B, CCC and CC is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

    Commercial Paper

    Standard & Poor's commercial paper ratings are current assessments of the likelihood of timely payment of debt having an original maturity of no more than 270 days.

    A-1: The A-1 designation indicates that the degree of safety regarding timely payment is very strong.

    A-2: Capacity for timely payment on issues with the designation A-2 is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

-------------------------------------------------------------------------------

                     THE PRUDENTIAL MUTUAL FUND FAMILY

-------------------------------------------------------------------------------

     Prudential Mutual Fund Management offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec registered representative or telephone the Fund at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.


     Taxable Bond Funds

Prudential Adjustable Rate Securities Fund, Inc.
Prudential GNMA Fund, Inc.
Prudential Government Income Fund Inc.
Prudential Government Securities Trust
    Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Structured Maturity Fund, Inc.
    Income Portfolio
Prudential U.S. Government Fund
The BlackRock Government Income Trust

     Tax-Exempt Bond Funds


Prudential California Municipal Fund
    California Series
    California Income Series
Prudential Municipal Bond Fund
    High Yield Series
    Insured Series
    Modified Term Series
Prudential Municipal Series Fund
    Arizona Series
    Florida Series
    Georgia Series
    Hawaii Income Series
    Maryland Series
    Massachusetts Series
    Michigan Series
    Minnesota Series
    New Jersey Series
    New York Series
    North Carolina Series
    Ohio Series
    Pennsylvania Series
Prudential National Municipals Fund, Inc.


     Global Funds

Prudential Global Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Natural Resources Fund Inc.
Prudential Intermediate Global Income Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Short-Term Global Income Fund, Inc.
    Global Assets Portfolio
    Short-Term Global Income Portfolio
Global Utility Fund, Inc.

     Equity Funds

Prudential Allocation Fund
    Conservatively Managed Portfolio
    Strategy Portfolio
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Strategy Portfolio
Prudential Growth Opportunity Fund, Inc.
Prudential IncomeVertible\'AE Fund, Inc.
Prudential Multi-Sector Fund, Inc.
Prudential Strategist Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
    Nicholas-Applegate Growth Equity Fund

     Money Market Funds

* Taxable Money Market Funds
Prudential Government Securities Trust
    Money Market Series
    U.S. Treasury Money Market Series
Prudential Special Money Market Fund
    Money Market Series
Prudential MoneyMart Assets

* Tax-Free Money Market Funds
Prudential Tax-Free Money Fund
Prudential California Municipal Fund
    California Money Market Series
Prudential Municipal Series Fund
    Connecticut Money Market Series
    Massachusetts Money Market Series
    New Jersey Money Market Series
    New York Money Market Series

* Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund

* Institutional Money Market Funds
Prudential Institutional Liquidity Portfolio, Inc.
    Institutional Money Market Series

-------------------------------------------------------------------------------

No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This
Prospectus does not constitute and offer by the Fund or by the Distributor to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

___________________________________________________________


                    TABLE OF CONTENTS
                                            Page
                                            ----

FUND HIGHLIGHTS..............................  2
  Risk Factors and Special Characteristics...  2
FUND EXPENSES................................  4
FINANCIAL HIGHLIGHTS.........................  5
HOW THE FUND INVESTS.........................  7
  Investment Objective and Policies..........  7
  Risk Factors...............................  9
  Other Investments and Investment Techniques 10
  Investment Restrictions.................... 14
HOW THE FUND IS MANAGED...................... 14
  Manager.................................... 14
  Fee Waivers and Subsidy.................... 15
  Distributor ............................... 15
  Portfolio Transactions..................... 17
Custodian and Transfer and
    Dividend Disbursing Agent................ 17
HOW THE FUND VALUES ITS SHARES............... 18
HOW THE FUND CALCULATES PERFORMANCE.......... 18
TAXES, DIVIDENDS AND DISTRIBUTIONS........... 19
GENERAL INFORMATION.......................... 20
  Description of Common Stock................ 20
  Additional Information..................... 21
SHAREHOLDER GUIDE............................ 21
  How to Buy Shares of the Fund.............. 21
  Alternative Purchase Plan.................. 22
  How to Sell Your Shares.................... 24
  Conversion Feature--Class B Shares......... 27
  How to Exchange Your Shares................ 28
  Shareholder Services....................... 29
APPENDIX.....................................A-1
THE PRUDENTIAL MUTUAL FUND FAMILY............B-1

________________________________________________
MF144A                                   444129Y

________________________________________________

                      Class A: 74436H 10 1
          CUSIP Nos.: Class B: 74436H 20 0
                      Class C: 74436H 50 7
________________________________________________

Prudential
Short-Term
Global Income
Fund, Inc.
(Short-Term Global Income Portfolio)

Prudential Mutual Funds            (LOGO)
Building Your Future
On Our StrengthSM



PROSPECTUS
January 3, 1995

                            PRUDENTIAL MUTUAL FUNDS
                        Supplement dated April 17, 1995

HOW THE FUND IS MANAGED

Manager

    The portfolios of each of the Funds listed below are managed by J. Gabriel Irwin and Simon Wells who head a Global Fixed Income Group of Prudential
Investment  Corporation  (PIC).  As a team,  they  have  responsibility  for the day-to-day management of the Funds' portfolios. Messrs. Irwin and Wells have been employed by PIC and Prudential-Bache Securities (U.K.) Inc. since April 1995, Messrs. Irwin and Wells were previously employed by Smith Barney Global Capital Management Inc., where they worked together as Directors and senior members of the Investment Policy Committee and managed approximately $1.5 billion in institutional and mutual fund assets. Messrs. Irwin and Wells also serve as the portfolio managers of The Global Government Plus Fund, Inc. and The Global Total Return Fund, Inc.

    Listed below are the names of the Prudential Mutual Funds and the dates of the prospectus to which this supplement relates.

       Name of Fund                                          Prospectus Date
       ------------                                          ---------------
Prudential Intermediate Global Income Fund, Inc.             March 2, 1995

Prudential Short-Term Global Income Fund, Inc.
    Short-Term Global income Portfolio                       January 3, 1995
    Global Assets Portfolio                                  January 3, 1995

                             PRUDENTIAL MUTUAL FUNDS
                          Supplement dated May 5, 1995

    The following information supplements the Prospectus of each of the Funds listed below.

                               SHAREHOLDER GUIDE

ALTERNATIVE PURCHASE PLAN

Class A Share--Reduction and Waiver of Initial Sales Charges

    Other Waivers. Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 90 days of the commencement of the financial adviser's employment at Prudential Securities,
(ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchase.

HOW TO SELL YOUR SHARES

    90-day Repurchase Privilege. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. No sales charge will apply to such repurchases. You will receive pro rata credit for any contingent deferred sales charge paid in connection with the redemption of Class B or Class C shares. You must notify the Fund's Transfer Agent, either directly or through Prudential Securities or Prusec, at the time the repurchase privilege is exercised that you are entitled to credit for the contingent deferred sales charge previously paid. Exercise of the repurchase privilege will generally not effect federal tax treatment of any gain realized upon redemption. If the redemption resulted in a loss, some or all of the loss, depending on thhe amount reinvested, will generally not be allowed for federal income tax purposes.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

         Name of Fund                                     Prospectus Date
         ------------                                     ---------------
Prudential Adjustable Rate Securities Fund, Inc.          May 1, 1994
Prudential Allocation Fund                                September 29, 1994
Prudential California Municipal Fund
    California Income Series                              December 30, 1994
    California Series                                     December 30, 1994
Prudential Equity Income Fund                             December 30, 1994
Prudential Global Fund, Inc.                              January 3, 1995
Prudential Global Genesis Fund, Inc.                      August 1, 1994
Prudential Global Natural Resources Fund, Inc.            August 1, 1994
Prudential Multi-Sector Fund, Inc.                        August 1, 1994
Prudential Municipal Bond Fund                            August 1, 1994
Prudential Municipal Series Fund
    Arizona Series                                        December 30, 1994
    Florida Series                                        December 30, 1994
    Georgia Series                                        December 30, 1994
    Maryland Series                                       December 30, 1994
    Massachusetts Series                                  December 30, 1994
    Michigan Series                                       December 30, 1994
    Minnesota Series                                      December 30, 1994
    New Jersey Series                                     December 30, 1994
    New York Series                                       December 30, 1994
    North Carolina Series                                 December 30, 1994
    Ohio Series                                           December 30, 1994
    Pennsylvania Series                                   December 30, 1994
Prudential Pacific Growth Fund, Inc.                      January 3, 1995
Prudential Short-Term Global Income Fund, Inc.
    Global Assets Portfolio                               January 3, 1995
    Short-Term Global Income Fund                         January 3, 1995
Prudential Strategist Fund, Inc.                          August 1, 1994
Prudential U.S. Government Fund                           January 3, 1995
The BlackRock Government Income Trust                     November 1, 1994
                                                          (as supplemented
                                                          December 30, 1994)

                             PRUDENTIAL MUTUAL FUNDS
                          Supplement dated July 3, 1995

    The following information supplements the prospectuses of each of the Funds listed on the reverse.

                               SHAREHOLDER GUIDE

HOW TO BUY SHARES OF THE FUND

Reduction and Waiver of Initial Sales Charges.

    PruArray Plans. Class A shares may be purchased at NAV by certain retirement and deferred compensation plans, qualified or non-qualified under the Internal Revenue Code of 1986, as amended, (the Code), including pension, profit-sharing, stock-bonus or other employee benefit plans under Section 401 of the Code and deferred compensation and annuity plans under Sections 457 and 403(b)(7) of the code that participate in the Transfer Agent's PruArray Program (a benefit plan record keeping service) (hereinafter referred to as a PruArray Plan); provided
(i) that the plan has at least $1 million in existing assets or 1,000 eligible employees or participants and (ii) that Prudential Mutual Funds constitute at least one-half of the plan's investment options. The term "existing assets" for this purpose includes stock issued by a PruArray Plan sponsor and shares of non-money market Prudential Mutual Funds and shares of certain unaffiliated non-money market mutual funds that participate in the PruArray Program (Participating Funds). "Existing assets" also include shares of money market funds acquired by exchange from a Participating Fund. After a PruArray Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

    Listed below are the names of the Prudential Mutual Funds and the dates of the Prospectuses to which this supplement relates.

         Name of Fund                                     Prospectus Date
         ------------                                     ---------------
Prudential Adjustable Rate Securities Fund, Inc.          June 26, 1995
Prudential Allocation Fund                                September 29, 1994
Prudential Diversified Bond Fund, Inc.                    January 3, 1995
                                                          (as supplemented
                                                          June 20, 1995)
Prudential Equity Fund, Inc.                              February 28, 1995
Prudential Equity Income Fund                             December 30, 1994
Prudential Global Fund, Inc.                              January 3, 1995
Prudential Global Genesis Fund, Inc.                      August 1, 1994
Prudential Global Natural Resources Fund, Inc.            August 1, 1994
Prudential GNMA Fund, Inc.                                March 2, 1995
Prudential Government Income Fund, Inc.                   May 1, 1995
Prudential Growth Opportunity Fund, Inc.                  February 1, 1995
Prudential High Yield Fund, Inc.                          February 28, 1995
Prudential IncomeVertible Fund, Inc.                      March 1, 1995
Prudential Intermediate Global Income Fund, Inc.          March 2, 1995
Prudential Multi-Sector Fund, Inc.                        June 30, 1995
Prudential Pacific Growth Fund, Inc.                      January 3, 1995
Prudential Short-Term Global Income Fund, Inc.
    Global Assets Portfolio                               January 3, 1995
    Short-Term Global Income Fund                         January 3, 1995
Prudential Structured Maturity Fund, Inc.                 March 1, 1995
Prudential U.S. Government Fund                           January 3, 1995
Prudential Utility Fund, Inc.                             March 1, 1995
The BlackRock Government Income Trust                     November 1, 1994
                                                          (as supplemented
                                                          December 30, 1994)
Global Utility Fund, Inc.                                 February 1, 1995
Nicholas-Applegate Fund, Inc.                             March 6, 1995

                  Prudential Global Limited Maturity Fund, Inc.
           (formerly Prudential Short-Term Global Income Fund, Inc.) (Limited Maturity Portfolio formerly Short-Term global Income Portfolio)
                            (Global Assets Portfolio)

                        Supplement dated October 17, 1995
                       to Prospectus dated January 3, 1995


New Fund Name

    The Board of Directors of Prudential Short-Term Global Income Fund, Inc. has approved shanges in certain investment policies of the Short-Term Global Income Portfolio, such changes which are more fully described below. In connection with these investment policy modifications, the Fund and such Portfolio have changed their name to Prudential Global Limited Maturity Fund, Inc. and Limited Maturity Portfolio, respectively.

Proposed Reorganization

    The Board of Directors of Prudential Global Limited Maturity Fund, Inc. (the
Fund) has recently approved a proposal to sell the assets and liabilities of the Fund's Global Assets Portfolio for shares of the Fund's Limited Maturity Portfolio. Class A shares of the Global Assets Portfolio would be exchanged at net asset value for Class A shares of equivalent value of Limited Maturity Portfolio.

    The transaction has been approved by the Fund's Board of Directors and is subject to approval by the shareholders of the Global Assets Portfolio. It is anticipated that the proxy statement/prospectus relating to the proposed transaction will be mailed to Global Assets Portfolio shareholders in November 1995.

    Under the terms of the proposal, shareholders of Global Assets Portfolio would become shareholders of the Limited Maturity Portfolio. No sales charges would be imposed on the proposed transfer. The Fund anticipates obtaining an opinion of counsel that no gain or loss for federal income tax purposes would be recognized by shareholders of either portfolio as a result of the proposed transaction.

    Global Assets Portfolio no longer accepts purchase orders of its Class A shares, except for purchases by certain Retirement and Employee Plans (excluding IRA accounts). Exisitng shareholders may continue to acquire shares through dividend reinvestment. The current exchange privilege of obtaining shares of other Prudential Mutual Funds and the current redemption privilege for Global Assets Portfolio shareholders will remain in effect. Notwithstanding the above exceptions, no shares may be acquired by any means beginning four days prior to the date of closing of the proposed reorganization.

    The Board of Directors has approved changes in certain investment policies which are effective immediately. In connection with such changes the Portfolio has changed its name to Limited Maturity Portfolio. This name change reflects the lengthening of the portfolio's weighted average maturity from not more than 3 years, to more than 2, but less than 5 years. Other changes approved by the Fund's Board of Directors are reflected below.

    The following replaces the first paragraph under and supplements the information in "How the Fund Invests--Investment Objectives and Policies."

    The Limited Maturity Portfolio's investment objective is to maximize total return, the components of which are current income and capital appreciation. The Portfolio seeks to achieve its objective by investing primarily in a portfolio of investment grade debt securities. The Portfolio will maintain a weighted average maturity of more than 2, but less than 5 years, and the maturity for any individual security will generally not exceed 10 years. The Portfolio may also invest up to 15% of its total assets in non-investment grade securities with a minimum rating of B (as determined by the Standard & Poor's Rating Group, Moody's Investors Services, inc. or by another nationally recognized statistical rating organization, or if unrated, deemed to be of equivalent quality by the Portfolio's investment adviser). Investment in non-investment grade securities may entail additional risks to the Portfolio. See "How the Fund Invests--Risk Factors--Medium and Lower-Rated Securities." There is no assurance that the Portfolio will achieve its investment objective.

    The Limited Maturity Portfolio will under normal circumstances invest in a minimum of five different countries, and will invest at least 30% of its total assets in securities denominated in U.S. Dollars and in cash, and at least 50% of its total assets in Dollar Bloc currencies (U.S., Canada, Australia or New Zealand). The Portfolio may invest 100% of its assets in securities denominated in U.S. Dollars or in cash for temporary extraordinary or emergency purposes.

    The following supplements "How the Fund Invests--Other Investments and Investment Techniques."

Zero Coupon Securities

    The Limited Maturity Portfolio may invest up to 10% of its total assets in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received annually "phantom income." The Portfolio accrues income with respect to these securities prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

Convertible Securities

    The Limited Maturity Portfolio may invest up to 5% of its total assets in convertible securities. A convertible security is generally a corporate bond (or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stocks in a corporation's capital structure, but are usually subordinated to similar nonconvertible securities. While providing a fixed income stream (generally higher in yield than the income derivable from a common stock but lower than that afforder by a similar nonconvertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation dependent upon a market price advance in the convertible security's underlying common stock. The Portfolio may from time to time hold common stock received upon the conversion of a convertible security. The Portfolio does not intend to retain the common stock in its portfolio and will sell it as soon as reasonably practicable. Convertible securities also include preferred stock which technically is an equity security.

    In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying common stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines.

Securities of Other Investment Companies

    The Limited Maturity Portfolio may invest up to 50% of its total assets in shares of closed-end investment companies or investment trusts. If the Portfolio does invest in securities of other investment companies, shareholders of the Portfolio may be subject to duplicate management and advisory fees.